UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 15, 2010

Warwick Valley Telephone Company
__________________________________________
(Exact name of registrant as specified in its charter)

New York	0-11174	14-1160510
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

47 Main Street, Warwick , New York		10990
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	845-986-8080

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2010, Warwick Valley Telephone Company (the “Company”) entered into a letter agreement with Duane W. Albro, its President and Chief Executive Officer and a letter agreement Kenneth H. Volz, its Executive Vice President, Chief Financial Officer and Treasurer, to amend the annual bonus and incentive compensation provisions of their respective employment agreements, each dated February 12, 2010, effective April 11, 2010.

The letter agreement revises the weight given to each of the financial performance metrics contained in Appendix A to each employment agreement used to determine annual bonus and incentive compensation, effective January 1, 2011, as follows:

Financial Metric	Weighting
	Former	Revised
Revenue	0.25	0.50
EBITDA	0.25	0.15
Free Cash Flow	0.25	0.15
Net Income	0.15	0.10
Board Discretion	0.10	0.10
Total	1.00	1.00

All other terms of each employment agreement remain unchanged.

A copy Mr. Albro’s letter agreement is filed as Exhibit 10.1 to this Form 8-K and a copy of Mr. Volz’s letter agreement is filed as Exhibit 10.2 to this Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Warwick Valley Telephone Company

December 17, 2010	By:	Duane W. Albro

Name: Duane W. Albro
Title: President & CEO

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Exhibit Index

Exhibit No.	Description

10.1	Letter Agreement with Duane W. Albro dated December 15, 2010
10.2	Letter Agreement with Kenneth H. Volz dated December 15, 2010